UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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Securities Exchange Act of 1934

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HERCULES CAPITAL, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Hercules Capital, Inc.
1 North B Street, Suite 2000
San Mateo, CA 94401

Supplement to Proxy Statement for the 2026 Annual Meeting of Stockholders
To Be Held Virtually on June 18, 2026

This proxy statement supplement, dated May 4, 2026 (this “Supplement”), supplements the definitive proxy statement (the “2026 Proxy Statement”) of Hercules Capital, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on April 23, 2026 and relating to the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on June 18, 2026, at 9:00 a.m. Eastern Time, at the following website: www.virtualshareholdermeeting.com/HTGC2026.

Changes to Management

On April 29, 2026, the Board of Directors (the "Board") of the Company approved the following changes to the Company's executive leadership team, each effective May 18, 2026:

Seth H. Meyer, age 57, the Company's Chief Financial Officer since March 2019, will transition from his role as Chief Financial Officer and was appointed President of the Company. Mr. Meyer will continue to report to Scott Bluestein, the Company's Chief Executive Officer and Chief Investment Officer. Biographical information for Mr. Meyer is set forth in the 2026 Proxy Statement.

Andrew Olson, age 43, was appointed Chief Financial Officer and Head of Corporate Development, succeeding Mr. Meyer in the role of Chief Financial Officer. Mr. Olson will serve as the Company's principal financial officer and principal accounting officer. Mr. Olson most recently served as Partner, Chief Financial Officer, and Chief Operating Officer of Revelation Partners, a healthcare-focused secondary investment firm. Prior to Revelation Partners, Mr. Olson served as Chief Financial Officer of SVB Capital, and previously served as Chief Financial Officer of TriplePoint Capital and TriplePoint Venture Growth BDC Corp. (NYSE: TPVG). From 2014 to 2017, Mr. Olson served as Vice President of Finance and Senior Controller, and as Interim Chief Financial Officer, of the Company. Mr. Olson received a Bachelor of Arts in Business Economics from the University of California, Santa Barbara, and is a Certified Public Accountant in the State of California.

There are no arrangements or understandings between Mr. Olson and any other persons pursuant to which Mr. Olson was selected as an officer of the Company. There are no family relationships between Mr. Olson and any director or executive officer of the Company. Mr. Olson does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

These developments do not change the Board’s recommendations, or the Company’s view, on any of the proposals contained in the 2026 Proxy Statement.

Additional Information

Except as described in this Supplement, the information disclosed in the 2026 Proxy Statement continues to apply. To the extent that information in this Supplement differs from information disclosed in the 2026 Proxy Statement, the information in this Supplement applies. Detailed information regarding voting procedures can be found in the 2026 Proxy Statement. The 2026 Proxy Statement, together with this Supplement, have been filed with the SEC and are also available at www.proxyvote.com. Please have the control number found on your proxy card ready when you visit this website.